i3 VERTICALS REPORTS FOURTH QUARTER AND FULL FISCAL YEAR 2021 FINANCIAL RESULTS
Introduces 2022 Outlook
Decosta Jenkins to Join Board of Directors

NASHVILLE, Tenn. (November 17, 2021) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal fourth quarter and year ended September 30, 2021.

Highlights for the fiscal fourth quarter and full fiscal year of 2021 vs. 2020
•Fourth quarter revenue was $67.2 million, an increase of 76% over the prior year's fourth quarter; full year revenue was $224.1 million, an increase of 49% over the prior year.
•Fourth quarter net loss was $1.9 million, compared to a net loss of $2.0 million in the prior year's fourth quarter. Net loss for the year ended September 30, 2021, was $7.8 million, compared to a net loss of $1.0 million for the year ended September 30, 2020.
•Fourth quarter net loss attributable to i3 Verticals, Inc. was $0.5 million; full year net loss attributable to i3 Verticals, Inc. was $4.5 million.
•Fourth quarter adjusted EBITDA1 was $17.1 million, an increase of 79.0% over the prior year's fourth quarter. Adjusted EBITDA1 for the year ended September 30, 2021, was $55.4 million, an increase of 46.8% over the prior year.
•Fourth quarter adjusted EBITDA1 as a percentage of revenue was 25.4%, compared to 24.8% in the prior year's fourth quarter.
•Fourth quarter diluted net loss per share available to Class A common stock was $0.05, compared to $0.06 in the prior year's fourth quarter; full year diluted net loss per share available to Class A common stock was $0.22, compared to $0.03 in the prior year.
•For the fourth quarter and year ended September 30, 2021, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.33 and $1.05, respectively, compared to $0.20 and $0.75 for the fourth quarter and year ended September 30, 2020, respectively.
•Integrated payments2 were 63% of payment volume for the three months ended September 30, 2021.
•Software and related services revenue3 as a percentage of total revenue was 42% and 26% for the three months ended September 30, 2021 and 2020, respectively.
•As of September 30, 2021, our consolidated interest coverage ratio was 10.3x, total leverage ratio was 3.5x and consolidated senior leverage ratio was 1.6x. These ratios are defined in our Senior Secured Credit Facility.
•As previously announced in our press release dated October 4, 2021, the Company completed an acquisition that further strengthens its focus in the Healthcare vertical. The acquired business provides comprehensive revenue cycle management and related administrative and consulting services for hospitals, including academic teaching institutions with residents, practice groups and healthcare providers primarily in the southeast. The aggregate purchase price was $60.0 million in cash and an amount of contingent consideration, which is still being valued.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.
3.Software and related services revenue includes the sale of licenses, subscriptions, installation and implementation services, and ongoing support specific to software.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

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Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are very pleased to deliver another quarter of sequential and year-over-year growth with new records in revenue and adjusted EBITDA. Our vision has been to grow into a vertical market software company that focuses on embedded payment opportunities. Our results highlight consistent execution of this vision as software and related services revenue has grown to 42% of our total revenue and our integrated payments now represent 63% of our total payment volume.
“We previously announced our largest acquisition in our Healthcare vertical to-date, effective October 1, which significantly enhanced our software platform and services within that vertical market. Public Sector and Healthcare are our two largest verticals and will drive us going forward, both in our organic growth and acquisition strategy. We offer comprehensive and competitive software suites in these markets, and we believe they will drive strong financial results in the future. We closed our fiscal year with great momentum that sets us up well for the coming fiscal year.
“I am pleased to announce that Decosta Jenkins will be joining our Board of Directors. Decosta is a highly respected business leader, and we are elated to add his knowledge and experience to our Board. Based on his long history as CEO with Nashville Electric Service, one of the largest public utilities in the United States, Decosta will bring a unique and helpful perspective to our Public Sector businesses, particularly in the utilities space. His experience as a public company board member, as a CFO and as an auditor with Deloitte LLP will benefit our Board and i3. I have no doubt that Decosta will prove to be a fantastic addition to our Board.”
Updates to the Presentation of Adjusted EBITDA and Pro Forma Adjusted Diluted Earnings Per Share
Under GAAP, companies historically were required to adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting. Prior to the third quarter of our fiscal 2021 we included in reported adjusted net revenue, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted diluted EPS an adjustment to remove the effect of purchase accounting write-downs of deferred revenue, which we called “Acquisition Revenue Adjustments.” We also historically included an estimated amount of Acquisition Revenue Adjustments, excluding future acquisitions, in our guidance for adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted EPS. As part of the ordinary course SEC comment process, however, beginning with the third quarter of our fiscal 2021, we no longer adjust revenue, adjusted EBITDA, pro forma adjusted net income and pro forma adjusted diluted EPS to remove the effect of Acquisition Revenue Adjustments.
In October 2021, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2021-08 (the "ASU"), Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. Among other things, the ASU reversed the previous requirement to write down deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Instead it would result in acquiring companies recording deferred revenue acquired at its book value, assuming the deferred revenue had been recorded in accordance with U.S. GAAP prior to the acquisition. Early adoption is permitted and we have done so retrospectively for all acquisitions completed during fiscal year 2021. As part of this, we have adjusted our quarterly financial data for fiscal year 2021, and Acquisition Revenue Adjustments are no longer relevant for acquisitions occurring during fiscal year 2021. The remaining Acquisitions Revenue Adjustments, which relate to acquisitions completed during, or before, fiscal year 2020, are presented for information purposes, and were $15,000 and $600,000 for the three and twelve months ended September 30, 2021, respectively.
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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
2022 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The Company is providing the following outlook for the fiscal year ending September 30, 2022:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2022
Revenue	$280,000	-	$300,000
Adjusted EBITDA (non-GAAP)	$70,000	-	$78,000
Pro forma adjusted diluted earnings per share(1) (non-GAAP)	$1.25	-	$1.40
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).
With respect to the “2022 Outlook” above, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Thursday, November 18, 2021, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on November 18, 2021, through November 25, 2021, by dialing (877) 344-7529 and entering Confirmation Code 10161739.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 11 to 14 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers integrated payment and software solutions to small- and medium-sized businesses (“SMBs”) and other organizations in strategic vertical markets, such as education, non-profit, the public sector, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific
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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
needs of its clients in each strategic vertical market, i3 Verticals processed approximately $18.8 billion in total payment volume for the 12 months ended September 30, 2021.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2022 outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission and include, but are not limited to: (i) the anticipated impact to the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19); (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xix) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; (xxii) risks related to the accounting method for the Company’s 1.0% Exchangeable Senior Notes due February 15, 2025 (the “Exchangeable Notes”); (xxiii) the ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change; (xxiv) risks related to the conditional exchange feature of the Exchangeable Notes; and (xxv) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020 and in our subsequent filings. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the
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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
Company's actual results may vary in material respects from those projected in these forward-looking statements.
Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Consolidated Statements of Operations
($ in thousands, except share and per share amounts)

	Three months ended September 30,			Year ended September 30,
	2021	2020	% Change	2021	2020	% Change
	(unaudited)	(unaudited)		(unaudited)

Revenue	$67,177	$38,272	76%	$224,124	$150,134	49%

Operating expenses
Other costs of services	16,662	12,356	35%	57,706	47,230	22%
Selling general and administrative	42,103	20,117	109%	134,872	78,323	72%
Depreciation and amortization	6,480	4,549	42%	24,418	18,217	34%
Change in fair value of contingent consideration	1,305	52	2410%	7,140	(1,409)	n/m
Total operating expenses	66,550	37,074	80%	224,136	142,361	57%

Income (loss) from operations	627	1,198	(48)%	(12)	7,773	(100)%

Other expenses
Interest expense, net	2,708	2,305	17%	9,799	8,926	10%
Other (income) expense	(242)	1,792	n/m	(2,595)	2,621	n/m
Total other expenses	2,466	4,097	(40)%	7,204	11,547	(38)%

Loss before income taxes	(1,839)	(2,899)	(37)%	(7,216)	(3,774)	91%

Provision for (benefit from) income taxes	107	(877)	n/m	623	(2,795)	n/m

Net loss	(1,946)	(2,022)	(4)%	(7,839)	(979)	701%

Net loss attributable to non-controlling interest	(1,464)	(1,371)	7%	(3,382)	(560)	504%
Net loss attributable to i3 Verticals, Inc.	$(482)	$(651)	(26)%	$(4,457)	$(419)	964%

Net loss per share available to Class A common stock:
Basic	$(0.02)	$(0.04)		$(0.21)	$(0.03)
Diluted	$(0.05)	$(0.06)		$(0.22)	$(0.03)
Weighted average shares of Class A common stock outstanding:
Basic	21,991,340	15,780,082		20,994,598	14,833,378
Diluted	32,220,482	28,069,996		31,714,191	27,429,801
n/m = not meaningful
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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended September 30,			Year ended September 30,
	2021	2020	% Change	2021	2020	% Change

Adjusted EBITDA(1)(2)	$17,057	$9,528	79%	$55,407	$37,733	47%
Pro forma adjusted diluted earnings per share(1)(2)	$0.33	$0.20	65%	$1.05	$0.75	40%

Acquisition Revenue Adjustments(1)(2)	$15	$154		$600	$824
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(1)(2)	$0.00	$0.00		$0.01	$0.02
__________________________
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Under GAAP, companies historically were required to adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting. Prior to the second quarter of our fiscal 2021 we included in our adjusted EBITDA and pro forma adjusted diluted earnings per share an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. As part of the ordinary course SEC comment process, however, beginning with the third quarter of our fiscal 2021, we no longer adjust EBITDA or pro forma adjusted diluted earnings per share to remove the effect of Acquisition Revenue Adjustments. Subsequent to the change we have presented the excluded adjustment separately for informational purposes. In October 2021, the FASB issued guidance that reversed the previous requirement to write down deferred revenue to fair value as part of acquisition accounting as defined by GAAP. We have early adopted this standard retrospectively for all acquisitions completed during fiscal year 2021. We have adjusted our quarterly financial data for fiscal year 2021, and Acquisition Revenue Adjustments are no longer relevant for acquisitions occurring during fiscal year 2021. The remaining Acquisitions Revenue Adjustments separately provided relate to acquisitions completed during, or before, fiscal year 2020, and are for information purposes.

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2021	2020	2021	2020

Payment volume(1)	$5,597,890	$3,979,593	$18,797,907	$14,377,148
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$30,740	$36,942	$(505)	$67,177
Other costs of services	(14,405)	(2,746)	489	(16,662)
Residuals	8,623	330	(459)	8,494
Processing margin	24,958	34,526	(475)	59,009

Residuals				8,494
Selling general and administrative				42,103
Depreciation and amortization				6,480
Change in fair value of contingent consideration				1,305
Income from operations				$627

Payment volume	$4,978,080	$619,810	$—	$5,597,890

	For the Year Ended September 30, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$111,870	$114,433	$(2,179)	$224,124
Other costs of services	(51,234)	(8,610)	2,138	(57,706)
Residuals	29,842	1,147	(2,071)	28,918
Processing margin	90,478	106,970	(2,112)	195,336

Residuals				28,918
Selling general and administrative				134,872
Depreciation and amortization				24,418
Change in fair value of contingent consideration				7,140
Loss from operations				$(12)

Payment volume	$17,138,214	$1,659,693	$—	$18,797,907

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Segment Summary (continued)
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$24,759	$13,924	$(411)	$38,272
Other costs of services	(10,962)	(1,805)	411	(12,356)
Residuals	5,830	174	(410)	5,594
Processing margin	19,627	12,293	(410)	31,510

Residuals				5,594
Selling general and administrative				20,117
Depreciation and amortization				4,549
Change in fair value of contingent consideration				52
Income from operations				$1,198

Payment volume	$3,614,766	$364,827	$—	$3,979,593

	For the Year Ended September 30, 2020
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$100,949	$50,953	$(1,768)	$150,134
Other costs of services	(43,940)	(5,057)	1,767	(47,230)
Residuals	21,618	587	(1,757)	20,448
Processing margin	78,627	46,483	(1,758)	123,352

Residuals				20,448
Selling general and administrative				78,323
Depreciation and amortization				18,217
Change in fair value of contingent consideration				(1,409)
Income from operations				$7,773

Payment volume	$13,553,263	$823,885	$—	$14,377,148

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	September 30,	September 30,
	2021	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,641	$15,568
Accounts receivable, net	38,500	17,538
Settlement assets	4,768	—
Prepaid expenses and other current assets	11,214	4,869
Total current assets	58,123	37,975

Property and equipment, net	5,902	5,339
Restricted cash	9,522	5,033
Capitalized software, net	41,371	16,989
Goodwill	292,243	187,005
Intangible assets, net	171,706	109,233
Deferred tax asset	49,992	36,755
Operating lease right-of-use assets	14,479	—
Other assets	8,462	5,197
Total assets	$651,800	$403,526

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	7,865	3,845
Accrued expenses and other current liabilities	50,815	24,064
Settlement obligations	4,768	—
Deferred revenue	29,862	10,986
Current portion of operating lease liabilities	3,201	—
Total current liabilities	96,511	38,895

Long-term debt, less current portion and debt issuance costs, net	200,605	90,758
Long-term tax receivable agreement obligations	39,122	27,565
Operating lease liabilities, less current portion	11,960	—
Other long-term liabilities	14,011	6,140
Total liabilities	362,209	163,358

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2021 and 2020	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 22,026,098 and 18,864,143 shares issued and outstanding as of September 30, 2021 and 2020, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,229,142 and 11,900,621 shares issued and outstanding as of September 30, 2021 and 2020, respectively	1	1
Additional paid-in-capital	211,237	157,598
Accumulated deficit	(6,480)	(2,023)
Total stockholders' equity	204,760	155,578
Non-controlling interest	84,831	84,590
Total equity	289,591	240,168
Total liabilities and equity	$651,800	$403,526
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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021

i3 Verticals, Inc. Consolidated Cash Flow Data
($ in thousands)

	Year ended September 30,
	2021	2020
	(unaudited)

Net cash provided by operating activities	$46,774	$23,720
Net cash used in investing activities	$(156,315)	$(35,431)
Net cash provided by financing activities	$102,103	$29,112

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give shareholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended September 30,		Year ended September 30,
	2021	2020	2021	2020
Net loss attributable to i3 Verticals, Inc.	$(482)	$(651)	$(4,457)	$(419)
Net loss attributable to non-controlling interest	(1,464)	(1,371)	(3,382)	(560)
Non-GAAP Adjustments:
Provision for (benefit from) income taxes	107	(877)	623	(2,795)
Financing-related expenses(1)	—	43	152	286
Non-cash change in fair value of contingent consideration(2)	1,305	52	7,140	(1,409)
Equity-based compensation(3)	8,166	3,002	20,860	10,452
Acquisition-related expenses(4)	254	508	2,319	1,811
Acquisition intangible amortization(5)	5,337	3,624	19,954	14,497
Non-cash interest expense(6)	1,394	1,429	5,450	3,844
Other taxes(7)	226	176	531	365
Other (income) expenses related to adjustments of liabilities under tax receivable agreement(8)	(496)	323	(496)	323
Net loss (gain) on sale of investments(9)	253	—	(2,100)	—
Non-cash loss on Exchangeable Note repurchases(10)	—	1,469	—	2,297
COVID-19 related expenses(11)	—	—	—	239
Non-GAAP pro forma adjusted income before taxes	14,600	7,727	46,594	28,931
Pro forma taxes at effective tax rate(12)	(3,650)	(1,932)	(11,649)	(7,233)
Pro forma adjusted net income(13)	$10,950	$5,795	$34,945	$21,698
Cash interest expense, net(14)	1,314	876	4,349	5,082
Pro forma taxes at effective tax rate(12)	3,650	1,932	11,649	7,233
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(15)	1,143	925	4,464	3,720
Adjusted EBITDA(16)	$17,057	$9,528	$55,407	$37,733

Acquisition Revenue Adjustments(16)	15	154	600	824

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $8,166 and $20,860 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan during the three months and year ended September 30, 2021, respectively, and $3,002 and $10,452 during the three months and year ended September 30, 2020, respectively.
4.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
5.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
6.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
7.Other taxes consist of franchise taxes, commercial activity taxes, employer portion payroll taxes related to stock option exercises and other non-income based taxes. Taxes related to salaries are not included.
8.Under our Tax Receivable Agreement we have a liability equal to 85% of certain deferred tax assets resulting from an increase in the tax basis of our investment in i3 Verticals, LLC. Other expenses related to adjustments of liabilities under our Tax Receivable Agreement relate to the remeasurement of the underlying deferred tax asset for changes in estimated income tax rates.
9.When the Company becomes aware of an observable price change in an investment, such as a planned third party acquisition of the entity underlying the investment, we will adjust the carry value of the investment, which the Company recognizes in other income.
10.Non-cash loss on Exchangeable Note repurchases reflects the loss on retirement of debt the Company recorded during the relevant periods due to the carrying value exceeding the fair value of the repurchased portion of the 1.0% Exchangeable Senior Notes due 2025 (the “Exchangeable Notes”) at the dates of repurchases.
11.COVID-19 related expenses reflects incremental expenses incurred as a result of the COVID-19 pandemic, including employee severance expenses and legal expenses.
12.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using tax rates of 25.0% for 2021 and 2020, based on blended federal and state tax rates, considering the Tax Reform Act for 2018.
13.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company’s Class A common stock.
14.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
15.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
16.Under GAAP, companies historically were required to adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting. Prior to the second quarter of our fiscal 2021 we included in our adjusted EBITDA an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. As part of the ordinary course SEC comment process, however, beginning with the third quarter of our fiscal 2021, we no longer adjust EBITDA to remove the effect of Acquisition Revenue Adjustments. Subsequent to the change we have presented the excluded adjustment separately for informational purposes. In October 2021, the FASB issued guidance that reversed the previous requirement to write down deferred revenue to fair value as part of acquisition accounting as defined by GAAP. We have early adopted this standard retrospectively for all acquisitions completed during fiscal year 2021. We have adjusted our quarterly financial data for fiscal year 2021, and Acquisition Revenue Adjustments are no longer relevant for acquisitions occurring during fiscal year 2021. The remaining Acquisitions Revenue Adjustments separately provided relate to acquisitions completed during, or before, fiscal year 2020, and are for information purposes.

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IIIV Reports Fourth Quarter and Full Fiscal Year 2021 Financial Results

November 17, 2021
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended September 30,		Year ended September 30,
	2021	2020	2021	2020
Diluted net loss available to Class A common stock per share	$(0.05)	$(0.06)	$(0.22)	$(0.03)
Pro forma adjusted diluted earnings per share(1)(2)	$0.33	$0.20	$1.05	$0.75
Pro forma adjusted net income(2)(3)	$10,950	$5,795	$34,945	$21,698
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,517,066	29,390,270	33,191,924	28,814,308
Acquisition Revenue Adjustments impact on pro forma adjusted diluted earnings per share(2)	$0.00	$0.00	$0.01	$0.02
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Under GAAP, companies historically were required to adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting. Prior to the second quarter of our fiscal 2021 we included in our pro forma adjusted diluted earnings per share and pro forma adjusted net income an acquisition revenue adjustment to remove the effect of purchase accounting write-downs of deferred revenue from acquisitions that have closed as of the date of the earnings release. As part of the ordinary course SEC comment process, however, beginning with the third quarter of our fiscal 2021, we no longer adjust pro forma adjusted diluted earnings per share and pro forma adjusted net income to remove the effect of Acquisition Revenue Adjustments. Subsequent to the change we have presented the excluded adjustment separately for informational purposes. In October 2021, the FASB issued guidance that reversed the previous requirement to write down deferred revenue to fair value as part of acquisition accounting as defined by GAAP. We have early adopted this standard retrospectively for all acquisitions completed during fiscal year 2021. We have adjusted our quarterly financial data for fiscal year 2021, and Acquisition Revenue Adjustments are no longer relevant for acquisitions occurring during fiscal year 2021. The remaining Acquisitions Revenue Adjustments separately provided relate to acquisitions completed during, or before, fiscal year 2020, and are for information purposes.
3.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
4.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,229,142 and 10,719,593 weighted average outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,296,584 and 1,477,733 shares of unvested Class A common stock and options for the three months and year ended September 30, 2021, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 12,289,914 and 12,596,423 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,320,274 and 1,384,507 shares of unvested Class A common stock and options for the for the three months and year ended September 30, 2020, respectively.

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